UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2015

PATRIOT SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22182	84-1070278
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Palomar Airport Road, Suite 170, Carlsbad, California 92011

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (760) 547-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Effective May 15, 2015, the joint venture of Patriot Scientific Corporation (the “Company”) and Technology Properties Limited LLC (“TPL”), known as Phoenix Digital Solutions, LLC, a Delaware limited liability company (“PDS”), terminated the Amended Alliacense Services and Novation Agreement effective July 24, 2014 (the “Agreement”) between PDS and Alliacense Limited LLC, a Delaware limited liability company (“Alliacense”).

Under the Agreement, Alliacense was one of two companies that assist PDS with commercializing the Moore Microprocessor Patent portfolio (the “MMP Portfolio”) through licensing and litigation on behalf of PDS, TPL, and the Company. The Agreement sets forth Alliacense’s obligations and compensation in connection with its activities with respect to the MMP Portfolio. PDS terminated the Agreement due to Alliacense’s failure to comply with its obligations under the Agreement.

The other licensing company, Dominion Harbor Group, LLC, continues to assist PDS with commercialization of the MMP Portfolio.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: May 21, 2015	By:	/s/ CLIFFORD L. FLOWERS
Clifford L. Flowers Chief Executive Officer